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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-202111 on Form S-8 of our report dated February 26, 2016, relating to the consolidated financial statements and financial statement schedule of Inovalon Holdings, Inc. and subsidiaries appearing in this Annual Report on Form 10-K/A of Inovalon Holdings, Inc. and subsidiaries for the year ended December 31, 2015.

/s/ DELOITTE & TOUCHE LLP

McLean, Virginia
February 26, 2016

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM